EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
Douglas M. Schosser, Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2024 net income of $34 million, or $0.26 per diluted share

Net interest margin expands 13 basis points to 3.33%, inclusive of 4bps from an interest recovery
Average deposits grew $10 million while cost of funds remained stable
Noninterest expense declines $2 million due to disciplined expense management
120th consecutive quarterly dividend of $0.20 per share declared

Columbus, Ohio — October 29, 2024

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2024 of $34 million, or $0.26 per diluted share. This represents a decrease of $5 million compared to the same quarter last year, when net income was $39 million, or $0.31 per diluted share, and an increase of $29 million compared to the prior quarter, when net income was $5 million, or $0.04 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2024 were 8.50% and 0.93% compared to 10.27% and 1.08% for the same quarter last year and 1.24% and 0.13% from the prior quarter.

Compared to adjusted net operating income (non-GAAP) of $35 million, or $0.27, per diluted share in the prior quarter, adjusted net operating income (non-GAAP) decreased by $1 million to $34 million, or $0.26, per diluted share for the quarter ended September 30, 2024. This decrease was driven by an increase in provision expense which was $5 million for the quarter ended September 30, 2024 compared to $(0.4) million for the quarter ended June 30, 2024. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended September 30, 2024 were 8.51% and 0.93% compared to 9.00% and 0.96% for prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on November 18, 2024 to shareholders of record as of November 8, 2024. This is the 120th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of September 30, 2024, this represents an annualized dividend yield of approximately 6.0%.

Louis J. Torchio, President and CEO, added, “Our performance this quarter demonstrates the strength and resilience of our business model. We’ve delivered solid results that underscore our expanding earnings power, driven in large part by improvements in our net interest margin. This positive trajectory reflects our team’s dedication to operational excellence and strategic growth initiatives.”

“As we look ahead, we remain committed to creating long-term value for our shareholders. I’m pleased to announce that for the 120th consecutive quarter, we will be returning our earnings to our shareholders through a $0.20 per share dividend. This consistency in shareholder returns is a testament to our financial stability, performance and our unwavering focus on delivering sustainable growth. We enter the next quarter with confidence, buoyed by our strong performance and the ongoing optimization of our business operations. Our team remains focused on capitalizing on market opportunities while maintaining prudent risk management practices. Northwest is well-positioned to continue driving value for our shareholders, clients and communities in the quarters to come.”

Balance Sheet Highlights

Dollars in thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Average loans receivable	$11,223,602	11,368,749	11,190,959	(1.3)%	0.3%
Average investments	1,998,855	2,021,347	2,117,135	(1.1)%	(5.6)%
Average deposits	12,096,811	12,086,362	11,719,866	0.1%	3.2%
Average borrowed funds	220,677	323,191	643,518	(31.7)%	(65.7)%

•Average loans receivable increased $33 million from the quarter ended September 30, 2023 driven by our commercial banking portfolio, which grew by $456 million in total, including a $372 million increase in our commercial and industrial portfolio as we have continued to build-out our commercial lending verticals. This was offset by a decline in our personal banking portfolio, which decreased by $423 million as cash flows from this portfolio were reinvested in our commercial portfolios. Compared to the second quarter of 2024, average loans receivable decreased by $145 million. Growth was muted in the quarter as we continue to reinvest cash flows from our personal banking portfolio and focus on profitability and credit discipline.
•Average investments declined $118 million from the quarter ended September 30, 2023 and $22 million from the quarter ended June 30, 2024. The decline from the prior year was driven by the investment portfolio restructure which occurred in the second quarter and from lack of reinvestment of cash flow over the past year. The decline in average investments from the prior quarter is expected to be temporary as current quarter purchases occurred later in the quarter. This is evident as ending balances increased $28 million from the prior quarter end.
•Average deposits grew $377 million from the quarter ended September 30, 2023, driven by a $666 million increase in our average time deposits as we competitively positioned our deposit products over the last year. This increase was partially offset by a decrease in money market balances as customers shifted balances into higher yielding time deposit accounts. Compared to the second quarter of 2024, average deposits grew $10 million, driven by a $12 million increase in our average interest-bearing checking deposits. This increase was partially offset by a decrease in time deposits.
•Average borrowings saw a significant reduction of $423 million compared to the quarter end September 30, 2023 and $103 million compared to the quarter ended June 30, 2024. The decrease in average borrowings is primarily attributable to the strategic pay-down of wholesale borrowings. This decrease was made possible by the restructuring of our investment portfolio as well as a substantial increase in cash reserves resulting from the notable rise in the average balance of deposits noted above.

Income Statement Highlights

Dollars in thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Interest income	$171,381	166,854	151,598	2.7%	13.0%
Interest expense	60,079	60,013	43,230	0.1%	39.0%
Net interest income	$111,302	106,841	108,368	4.2%	2.7%

Net interest margin	3.33%	3.20%	3.23%

Compared to the quarter ended September 30, 2023, net interest income increased $3 million and net interest margin increased to 3.33% from 3.23% for the quarter ended September 30, 2023. This increase in net interest income resulted primarily from:

•A $20 million increase in interest income that was the result of cash and marketable securities being redeployed into higher yielding loans. Driven by higher market interest rates, the average yield on loans improved to 5.57% for the quarter ended September 30, 2024 from 5.01% for the quarter ended September 30, 2023. This increase includes a one-time interest recovery of $1.3 million on a commercial loan payoff. Excluding this interest recovery, the adjusted yield on loans for the quarter ended September 30, 2024 was 5.53% and the adjusted net interest margin was 3.29%
•A $17 million increase in interest expense as the result of higher costs of deposits due to the higher interest rate environment and competitive pressure for liquidity. The cost of interest-bearing liabilities increased to 2.39% for the quarter ended September 30, 2024 from 1.74% for the quarter ended September 30, 2023.

Compared to the quarter ended June 30, 2024, net interest income increased $4 million and net interest margin increased to 3.33% for the quarter ended September 30, 2024 from 3.20% for the quarter ended June 30, 2024. This increase in net interest income resulted from the following:

•A $5 million increase in interest income driven by higher interest income on loans receivable and investments as average yield increased compared to the prior quarter. The average yield on loans improved to 5.57% from 5.47% and average investment yields increased to 2.48% from 2.13% for the quarter ended June 30, 2024.

Dollars in thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Provision for credit losses - loans	$5,727	2,169	3,983	164.0%	43.8%
Provision for credit losses - unfunded commitments	(852)	(2,539)	(2,981)	(66.4)%	(71.4)%
Total provision for credit losses expense	$4,875	(370)	1,002	(1417.6)%	386.5%

The total provision for credit losses for the quarter ended September 30, 2024 was $4.9 million primarily driven by growth within our commercial lending portfolio and changes in the economic forecasts coupled with a decline in our reserves for unfunded commitments in the current period. This decline is based on the timing of origination and funding of commercial construction loans and lines of credit.

Additionally, the Company saw an increase in classified loans to $320 million, or 2.83% of total loans, at September 30, 2024 from $209 million, or 1.84% of total loans, at September 30, 2023 and $257 million, or 2.26% of total loans, at June 30, 2024. The primary driver of the increase over the past year and quarter is reflective of the Company’s exposure to the Long Term Healthcare segment and the challenges a few operators have experienced post Covid.

Dollars in thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Noninterest income:
Loss on sale of investments	$—	(39,413)	—	NA	NA
Gain on sale of SBA loans	667	1,457	301	(54.2)%	121.6%
Service charges and fees	15,932	15,527	15,270	2.6%	4.3%
Trust and other financial services income	7,924	7,566	7,085	4.7%	11.8%
Gain on real estate owned, net	105	487	29	(78.4)%	262.1%
Income from bank-owned life insurance	1,434	1,371	4,561	4.6%	(68.6)%
Mortgage banking income	744	901	632	(17.4)%	17.7%
Other operating income	1,027	3,255	3,010	(68.4)%	(65.9)%
Total noninterest income/(loss)	$27,833	(8,849)	30,888	(414.5)%	(9.9)%

Noninterest income decreased from the quarter ended September 30, 2023 due to a decrease in income from bank-owned life insurance of $3 million as a result of death benefits received in the prior period. Compared to the quarter ended June 30, 2024, excluding the loss on sale of securities of $39 million, noninterest income decreased by $3 million due to a loss on an equity method investment, lower gain on sale of SBA loans and loss on the sale of buildings during the quarter.

Dollars in thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Noninterest expense:
Personnel expense	$56,186	53,531	51,243	5.0%	9.6%
Non-personnel expense	34,581	38,889	36,327	(11.1)%	(4.8)%
Total noninterest expense	$90,767	92,420	87,570	(1.8)%	3.7%

Noninterest expense increased from the quarter ended September 30, 2023 due to a $5 million increase in personnel expenses driven by the build-out of the commercial business and related credit, risk management and internal audit support functions over the past year coupled with an increase in contracted employees utilized during the quarter and an increase in medical expenses.

Compared to the quarter ended June 30, 2024, noninterest expense decreased due to a $3 million increase in personnel expense driven by additional contracted employees utilized during the quarter and an increase in medical expenses, which were more than offset by a decrease in non-personnel expense of $4 million due to restructuring expenses in the prior quarter and a decrease in fraud losses.

Dollars in thousands				Change 3Q24 vs.
	3Q24	2Q24	3Q23	2Q24	3Q23
Income before income taxes	$43,493	5,942	50,684	632.0%	(14.2)%
Income tax expense	9,875	1,195	11,464	726.4%	(13.9)%
Net income	$33,618	4,747	39,220	608.2%	(14.3)%

The provision for income taxes decreased by $2 million from the quarter ended September 30, 2023 and increased $9 million from the quarter ended June 30, 2024 primarily due to the quarterly change in income before income taxes.

Net income decreased from the quarter ended September 30, 2023, due to the factors discussed above, and increased from the quarter ended June 30, 2024 due to loss on sale of investments from the prior period balance sheet restructuring as well as the additional factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of September 30, 2024, Northwest operated 130 full-service financial centers and eleven free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2024	December 31, 2023	September 30, 2023
Assets
Cash and cash equivalents	$226,883	122,260	161,995
Marketable securities available-for-sale (amortized cost of $1,248,104, $1,240,003 and $1,262,080, respectively)	1,111,868	1,043,359	1,010,076
Marketable securities held-to-maturity (fair value of $672,641, $699,506 and $682,681, respectively)	766,772	814,839	830,106
Total cash and cash equivalents and marketable securities	2,105,523	1,980,458	2,002,177

Loans held-for-sale	9,370	8,768	10,592
Residential mortgage loans	3,248,788	3,419,417	3,462,606
Home equity loans	1,167,202	1,227,858	1,258,765
Consumer loans	1,998,032	2,126,027	2,155,119
Commercial real estate loans	2,994,379	2,974,010	2,922,582
Commercial loans	1,886,787	1,658,729	1,500,609
Total loans receivable	11,304,558	11,414,809	11,310,273
Allowance for credit losses	(125,813)	(125,243)	(124,841)
Loans receivable, net	11,178,745	11,289,566	11,185,432

FHLB stock, at cost	21,223	30,146	40,404
Accrued interest receivable	46,678	47,353	42,624
Real estate owned, net	76	104	363
Premises and equipment, net	126,391	138,838	138,041
Bank-owned life insurance	255,324	251,895	250,502
Goodwill	380,997	380,997	380,997
Other intangible assets, net	3,363	5,290	6,013
Other assets	236,005	294,458	315,648
Total assets	$14,354,325	14,419,105	14,362,201
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,581,769	2,669,023	2,774,291
Interest-bearing demand deposits	2,676,779	2,634,546	2,598,080
Money market deposit accounts	1,956,747	1,968,218	2,042,813
Savings deposits	2,145,735	2,105,234	2,116,360
Time deposits	2,710,049	2,602,881	2,258,338
Total deposits	12,071,079	11,979,902	11,789,882

Borrowed funds	204,374	398,895	604,587
Subordinated debt	114,451	114,189	114,102
Junior subordinated debentures	129,769	129,574	129,509
Advances by borrowers for taxes and insurance	24,700	45,253	27,653
Accrued interest payable	15,125	13,669	7,915
Other liabilities	203,502	186,306	190,122
Total liabilities	12,763,000	12,867,788	12,863,770
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,400,199, 127,110,453 and 127,101,349 shares issued and outstanding, respectively	1,274	1,271	1,271
Additional paid-in capital	1,030,384	1,024,852	1,023,591
Retained earnings	665,845	674,686	671,092
Accumulated other comprehensive loss	(106,178)	(149,492)	(197,523)
Total shareholders’ equity	1,591,325	1,551,317	1,498,431
Total liabilities and shareholders’ equity	$14,354,325	14,419,105	14,362,201

Equity to assets	11.09%	10.76%	10.43%
Tangible common equity to tangible assets*	8.64%	8.30%	7.95%
Book value per share	$12.49	12.20	11.79
Tangible book value per share*	$9.47	9.17	8.74
Closing market price per share	$13.38	12.48	10.23
Full time equivalent employees	1,975	2,098	2,084
Number of banking offices	141	142	142
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Interest income:
Loans receivable	$156,413	153,954	149,571	146,523	140,667
Mortgage-backed securities	10,908	9,426	7,944	7,951	8,072
Taxable investment securities	842	728	794	786	786
Tax-free investment securities	512	457	491	492	491
FHLB stock dividends	394	498	607	666	668
Interest-earning deposits	2,312	1,791	832	970	914
Total interest income	171,381	166,854	160,239	157,388	151,598
Interest expense:
Deposits	54,198	52,754	47,686	40,600	31,688
Borrowed funds	5,881	7,259	9,315	10,486	11,542
Total interest expense	60,079	60,013	57,001	51,086	43,230
Net interest income	111,302	106,841	103,238	106,302	108,368
Provision for credit losses - loans	5,727	2,169	4,234	3,801	3,983
Provision for credit losses - unfunded commitments	(852)	(2,539)	(799)	4,145	(2,981)
Net interest income after provision for credit losses	106,427	107,211	99,803	98,356	107,366
Noninterest income:
Loss on sale of investments	—	(39,413)	—	(1)	—
Gain on sale of SBA loans	667	1,457	873	388	301
Gain on sale of loans	—	—	—	726	—
Service charges and fees	15,932	15,527	15,523	15,922	15,270
Trust and other financial services income	7,924	7,566	7,127	6,884	7,085
Gain on real estate owned, net	105	487	57	1,084	29
Income from bank-owned life insurance	1,434	1,371	1,502	1,454	4,561
Mortgage banking income	744	901	452	247	632
Other operating income	1,027	3,255	2,429	2,465	3,010
Total noninterest income/(loss)	27,833	(8,849)	27,963	29,169	30,888
Noninterest expense:
Compensation and employee benefits	56,186	53,531	51,540	50,194	51,243
Premises and occupancy costs	7,115	7,464	7,627	7,049	7,052
Office operations	2,811	3,819	2,767	3,747	3,398
Collections expense	474	406	336	328	551
Processing expenses	14,570	14,695	14,725	15,017	14,672
Marketing expenses	2,004	2,410	2,149	1,317	2,379
Federal deposit insurance premiums	2,763	2,865	3,023	2,643	2,341
Professional services	3,302	3,728	4,065	6,255	3,002
Amortization of intangible assets	590	635	701	724	795
Real estate owned expense	23	57	66	51	141
Merger, asset disposition and restructuring expense	43	1,915	955	2,354	—
Other expenses	886	895	2,070	997	1,996
Total noninterest expense	90,767	92,420	90,024	90,676	87,570
Income before income taxes	43,493	5,942	37,742	36,849	50,684
Income tax expense	9,875	1,195	8,579	7,835	11,464
Net income	$33,618	4,747	29,163	29,014	39,220

Basic earnings per share	$0.26	0.04	0.23	0.23	0.31
Diluted earnings per share	$0.26	0.04	0.23	0.23	0.31

Annualized return on average equity	8.50%	1.24%	7.57%	7.64%	10.27%
Annualized return on average assets	0.93%	0.13%	0.81%	0.80%	1.08%
Annualized return on average tangible common equity *	11.26%	1.65%	10.08%	10.28%	13.80%
Efficiency ratio	65.24%	94.31%	68.62%	66.93%	62.88%
Efficiency ratio, excluding certain items **	64.78%	65.41%	67.35%	64.66%	62.31%
Annualized noninterest expense to average assets	2.52%	2.57%	2.51%	2.51%	2.42%
Annualized noninterest expense to average assets, excluding certain items**	2.50%	2.50%	2.47%	2.43%	2.39%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2024	2023
Interest income:
Loans receivable	$459,938	397,136
Mortgage-backed securities	28,278	24,935
Taxable investment securities	2,364	2,472
Tax-free investment securities	1,460	1,858
FHLB stock dividends	1,499	2,202
Interest-earning deposits	4,935	1,931
Total interest income	498,474	430,534
Interest expense:
Deposits	154,638	64,743
Borrowed funds	22,455	36,410
Total interest expense	177,093	101,153
Net interest income	321,381	329,381
Provision for credit losses - loans	12,130	14,863
Provision for credit losses - unfunded commitments	(4,190)	65
Net interest income after provision for credit losses	313,441	314,453
Noninterest income:
Loss on sale of investments	(39,413)	(8,306)
Gain on sale of mortgage servicing rights	—	8,305
Gain on sale of SBA loans	2,997	1,412
Service charges and fees	46,982	43,292
Trust and other financial services income	22,617	20,400
Gain on real estate owned, net	649	922
Income from bank-owned life insurance	4,307	7,134
Mortgage banking income	2,097	2,184
Other operating income	6,711	9,311
Total noninterest income	46,947	84,654
Noninterest expense:
Compensation and employee benefits	161,257	145,497
Premises and occupancy costs	22,206	22,102
Office operations	9,397	9,208
Collections expense	1,216	1,367
Processing expenses	43,990	43,670
Marketing expenses	6,563	8,127
Federal deposit insurance premiums	8,651	6,628
Professional services	11,095	11,564
Amortization of intangible assets	1,926	2,546
Real estate owned expense	146	405
Merger, asset disposition and restructuring expense	2,913	4,395
Other expenses	3,851	5,369
Total noninterest expense	273,211	260,878
Income before income taxes	87,177	138,229
Income tax expense	19,649	32,286
Net income	$67,528	105,943

Basic earnings per share	$0.53	0.83
Diluted earnings per share	$0.53	0.83

Annualized return on average equity	5.80%	9.37%
Annualized return on average assets	0.63%	0.99%
Annualized return on tangible common equity *	7.71%	12.61%

Efficiency ratio	74.18%	63.01%
Efficiency ratio, excluding certain items **	65.82%	61.33%
Annualized noninterest expense to average assets	2.53%	2.45%
Annualized noninterest expense to average assets, excluding certain items **	2.49%	2.38%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, gain on sale of mortgage servicing rights, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Reconciliation of net income to adjusted net operating income:
Net income (GAAP)	$33,618	4,747	39,220	67,528	105,943
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	43	1,915	—	2,913	4,395
Add: loss on the sale of investments	—	39,413	—	39,413	8,306
Less: gain on sale of mortgage servicing rights	—	—	—	—	(8,305)
Less: tax benefit of non-GAAP adjustments	(12)	(11,572)	—	(11,851)	(1,231)
Adjusted net operating income (non-GAAP)	$33,649	34,503	39,220	98,003	109,108
Diluted earnings per share (GAAP)	$0.26	0.04	0.31	0.53	0.83
Diluted adjusted operating earnings per share (non-GAAP)	$0.26	0.27	0.31	0.77	0.86

Average equity	$1,572,897	1,541,434	1,515,287	1,554,800	1,511,428
Average assets	14,351,669	14,458,592	14,379,323	14,406,092	14,249,857
Annualized return on average equity (GAAP)	8.50%	1.24%	10.27%	5.80%	9.37%
Annualized return on average assets (GAAP)	0.93%	0.13%	1.08%	0.63%	0.99%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, loss on the sale of investments and gain on sale of mortgage servicing rights, net of tax (non-GAAP)	8.51%	9.00%	10.27%	8.42%	9.65%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, loss on sale of investments, and gain on sale of mortgage servicing rights, net of tax (non-GAAP)	0.93%	0.96%	1.08%	0.91%	1.02%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	September 30, 2024	December 31, 2023	September 30, 2023
Tangible common equity to assets
Total shareholders’ equity	$1,591,325	1,551,317	1,498,431
Less: goodwill and intangible assets	(384,360)	(386,287)	(387,010)
Tangible common equity	$1,206,965	1,165,030	1,111,421

Total assets	$14,354,325	14,419,105	14,362,201
Less: goodwill and intangible assets	(384,360)	(386,287)	(387,010)
Tangible assets	$13,969,965	14,032,818	13,975,191

Tangible common equity to tangible assets	8.64%	8.30%	7.95%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,206,965	1,165,030	1,111,421
Less: unrealized losses on held to maturity investments	(94,131)	(115,334)	(147,425)
Add: deferred taxes on unrealized losses on held to maturity investments	26,357	32,294	41,279
Tangible common equity, including unrealized losses on held-to-maturity investments	$1,139,191	1,081,990	1,005,275

Tangible assets	$13,969,965	14,032,818	13,975,191

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	8.15%	7.71%	7.19%

Tangible book value per share
Tangible common equity	$1,206,965	1,165,030	1,111,421
Common shares outstanding	127,400,199	127,110,453	127,101,349
Tangible book value per share	9.47	9.17	8.74

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Nine months ended September 30,
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	2024	2023

Annualized return on average tangible common equity
Net income	$33,618	4,747	29,163	29,014	39,220	67,528	105,943

Average shareholders’ equity	1,572,897	1,541,434	1,549,870	1,506,895	1,515,287	1,554,800	1,511,428
Less: average goodwill and intangible assets	(384,730)	(385,364)	(386,038)	(386,761)	(387,523)	(385,375)	(388,365)
Average tangible common equity	$1,188,167	1,156,070	1,163,832	1,120,134	1,127,764	1,169,425	1,123,063

Annualized return on average tangible common equity	11.26%	1.65%	10.08%	10.28%	13.80%	7.71%	12.61%

Efficiency ratio, excluding loss on the sale of investments, gain on the sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$90,767	92,420	90,024	90,676	87,570	273,211	260,878
Less: amortization expense	(590)	(635)	(701)	(724)	(795)	(1,926)	(2,546)
Less: merger, asset disposition and restructuring expenses	(43)	(1,915)	(955)	(2,354)	—	(2,913)	(4,395)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$90,134	89,870	88,368	87,598	86,775	268,372	253,937

Net interest income	$111,302	106,841	103,238	106,302	108,368	321,381	329,381
Non-interest income	27,833	(8,849)	27,963	29,169	30,888	46,947	84,654
Add: loss on the sale of investments	—	39,413	—	1	—	39,413	8,306
Less: gain on sale of mortgage servicing rights	—	—	—	—	—	—	(8,305)
Net interest income plus non-interest income, excluding loss on sale of investments and gain on sale of mortgage servicing rights	$139,135	137,405	131,201	135,472	139,256	407,741	414,036

Efficiency ratio, excluding loss on sale of investments, gain on sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses	64.78%	65.41%	67.35%	64.66%	62.31%	65.82%	61.33%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	$90,134	89,870	88,368	87,598	86,775	268,372	253,937
Average assets	14,351,669	14,458,592	14,408,612	14,329,020	14,379,323	14,406,092	14,249,857
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.50%	2.50%	2.47%	2.43%	2.39%	2.49%	2.38%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, loss on sale of investments and gain on sale of mortgage servicing rights. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of September 30, 2024
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,097,247	25.7%	5,234
Less intercompany deposit accounts	1,201,625	10.0%	12
Less collateralized deposit accounts	480,039	4.0%	262
Uninsured deposits excluding intercompany and collateralized accounts	$1,415,583	11.7%	4,960
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $19.6 million, or 0.16% of total deposits, as of September 30, 2024. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $103 million, or 0.85% of total deposits, as of September 30, 2024. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $285,000 as of September 30, 2024.

The following table provides additional details for the Company’s deposit portfolio:

	As of September 30, 2024
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,316,845	10.9%	286,061
Business noninterest bearing demand deposits	1,264,924	10.5%	43,284
Personal interest-bearing demand deposits	1,340,668	11.1%	56,490
Business interest-bearing demand deposits	1,336,111	11.0%	7,688
Personal money market deposits	1,394,904	11.6%	24,735
Business money market deposits	561,843	4.6%	2,738
Savings deposits	2,145,735	17.8%	183,941
Time deposits	2,710,049	22.5%	81,728
Total deposits	$12,071,079	100.0%	686,665

Our average deposit account balance as of September 30, 2024 was $18,000. The Company’s insured cash sweep deposit balance was $487 million as of September 30, 2024.

The following table provides additional details regarding the Company’s deposit portfolio over time:

	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024
Personal noninterest bearing demand deposits	$1,428,232	1,397,167	1,375,144	1,357,875	1,369,294	1,350,520	1,316,845
Business noninterest bearing demand deposits	1,467,860	1,423,396	1,399,147	1,311,148	1,249,085	1,231,179	1,264,924
Personal interest-bearing demand deposits	1,627,546	1,535,254	1,477,617	1,464,058	1,427,140	1,396,825	1,340,668
Business interest-bearing demand deposits	466,105	624,252	689,914	812,433	805,069	815,358	955,120
Municipal demand deposits	447,852	418,147	430,549	358,055	325,657	353,567	380,991
Personal money market deposits	1,626,614	1,511,652	1,463,689	1,435,939	1,393,532	1,390,162	1,394,904
Business money market deposits	701,436	642,601	579,124	532,279	559,005	574,679	561,843
Savings deposits	2,194,743	2,120,215	2,116,360	2,105,234	2,156,048	2,148,727	2,145,735
Time deposits	1,576,791	1,989,711	2,258,338	2,602,881	2,786,814	2,826,362	2,710,049
Total deposits	$11,537,179	11,662,395	11,789,882	11,979,902	12,071,644	12,087,379	12,071,079

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At September 30, 2024
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,705,283	16.024%	$1,117,392	10.500%	$1,064,183	10.000%
Northwest Bank	1,460,909	13.740%	1,116,384	10.500%	1,063,223	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,457,698	13.698%	904,555	8.500%	851,346	8.000%
Northwest Bank	1,327,894	12.489%	903,739	8.500%	850,578	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,331,918	12.516%	744,928	7.000%	691,719	6.500%
Northwest Bank	1,327,894	12.489%	744,256	7.000%	691,095	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,457,698	10.283%	567,025	4.000%	708,782	5.000%
Northwest Bank	1,327,894	9.374%	566,633	4.000%	708,292	5.000%
(1)     September 30, 2024 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2023 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	September 30, 2024
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$46,292	—	(8,497)	37,795	6.05

Debt issued by government sponsored enterprises:
Due after one year through five years	136	—	(4)	132	0.87

Municipal securities:
Due after one year through five years	884	18	(2)	900	1.72
Due after five years through ten years	15,729	277	(1,382)	14,624	7.57
Due after ten years	52,244	288	(6,971)	45,561	10.37

Corporate debt issues:
Due after five years through ten years	25,396	307	(867)	24,836	5.38

Mortgage-backed agency securities:
Fixed rate pass-through	222,573	2,926	(12,641)	212,858	6.26
Variable rate pass-through	3,905	57	(4)	3,958	4.01
Fixed rate agency CMOs	835,445	3,801	(113,373)	725,873	5.22
Variable rate agency CMOs	45,500	44	(213)	45,331	7.68
Total mortgage-backed agency securities	1,107,423	6,828	(126,231)	988,020	5.55
Total marketable securities available-for-sale	$1,248,104	7,718	(143,954)	1,111,868	5.79

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$109,460	—	(10,520)	98,940	3.65
Due after five years through ten years	15,000	—	(1,923)	13,077	5.04

Mortgage-backed agency securities:
Fixed rate pass-through	136,439	—	(16,184)	120,255	4.76
Variable rate pass-through	387	—	—	387	3.00
Fixed rate agency CMOs	504,957	—	(65,502)	439,455	5.66
Variable rate agency CMOs	529	—	(2)	527	5.01
Total mortgage-backed agency securities	642,312	—	(81,688)	560,624	5.47
Total marketable securities held-to-maturity	$766,772	—	(94,131)	672,641	5.20

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	September 30, 2024
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$175,000	5.15%

Collateralized borrowings, due within one year	21,624	1.59%
Collateral received, due within one year	7,750	5.72%
Subordinated debentures, net of issuance costs	114,451	4.28%
Junior subordinated debentures	129,769	7.49%
Total borrowed funds *	$448,594	5.44%
*    As of September 30, 2024, the Company had $3.3 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250 million overnight line of credit, which has no balance as of September 30, 2024, as well as $500 million of borrowing capacity available with the Federal Reserve Bank and $105 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at September 30, 2024:

Property type	Percent of portfolio
5 or more unit dwelling	16.6%
Retail Building	11.5
Nursing Home	11.2
Commercial office building - non-owner occupied	8.9
Manufacturing & industrial building	5.4
Warehouse/storage building	5.1
Residential acquisition & development - 1-4 family, townhouses and apartments	4.3
Commercial office building - owner occupied	4.0
Multi-use building - commercial, retail and residential	3.9
Multi-use building - office and warehouse	3.1
Other medical facility	3.0
Single family dwelling	2.6
Student housing	2.1
Hotel/motel	2.1
Agricultural real estate	2.0
All other	14.2
Total	100.0%

The following table describes the collateral of our commercial real estate portfolio by state at September 30, 2024:

State	Percent of portfolio
New York	33.9%
Pennsylvania	29.3
Ohio	19.8
Indiana	8.9
All other	8.1
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Nonaccrual loans current:
Residential mortgage loans	$1,585	1,563	1,351	959	1,951
Home equity loans	1,239	1,088	974	871	947
Consumer loans	1,229	1,268	1,295	1,051	1,049
Commercial real estate loans	36,735	66,181	66,895	64,603	44,639
Commercial loans	1,922	788	934	1,182	1,369
Total nonaccrual loans current	$42,710	70,888	71,449	68,666	49,955
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$37	100	1,454	933	48
Home equity loans	157	260	125	174	92
Consumer loans	227	305	294	225	274
Commercial real estate loans	362	699	574	51	1,913
Commercial loans	444	183	161	139	90
Total nonaccrual loans delinquent 30 days to 59 days	$1,227	1,547	2,608	1,522	2,417
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$549	578	—	511	66
Home equity loans	87	234	488	347	319
Consumer loans	484	603	381	557	312
Commercial real estate loans	207	2,243	52	831	212
Commercial loans	48	8,088	201	56	291
Total nonaccrual loans delinquent 60 days to 89 days	$1,375	11,746	1,122	2,302	1,200
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$5,370	4,162	4,304	6,324	7,695
Home equity loans	2,558	2,473	2,822	3,100	2,073
Consumer loans	3,265	2,433	2,659	3,212	2,463
Commercial real estate loans	6,167	5,849	6,931	6,488	8,416
Commercial loans	14,156	3,061	3,165	2,770	2,435
Total nonaccrual loans delinquent 90 days or more	$31,516	17,978	19,881	21,894	23,082
Total nonaccrual loans	$76,828	102,159	95,060	94,384	76,654
Total nonaccrual loans	$76,828	102,159	95,060	94,384	76,654
Loans 90 days past due and still accruing	1,045	2,511	2,452	2,698	728
Nonperforming loans	77,873	104,670	97,512	97,082	77,382
Real estate owned, net	76	74	50	104	363
Nonperforming assets	$77,949	104,744	97,562	97,186	77,745

Nonperforming loans to total loans	0.69%	0.92%	0.85%	0.85%	0.68%
Nonperforming assets to total assets	0.54%	0.73%	0.67%	0.67%	0.54%
Allowance for credit losses to total loans	1.11%	1.10%	1.09%	1.10%	1.10%
Allowance for credit losses to nonperforming loans	161.56%	119.49%	128.08%	129.01%	161.33%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2024	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,246,727	—	11,431	—	—	3,258,158
Home equity loans	1,162,951	—	4,251	—	—	1,167,202
Consumer loans	1,992,110	—	5,922	—	—	1,998,032
Total Personal Banking	6,401,788	—	21,604	—	—	6,423,392
Commercial Banking:
Commercial real estate loans	2,634,987	87,693	271,699	—	—	2,994,379
Commercial loans	1,808,433	51,714	26,640	—	—	1,886,787
Total Commercial Banking	4,443,420	139,407	298,339	—	—	4,881,166
Total loans	$10,845,208	139,407	319,943	—	—	11,304,558
At June 30, 2024
Personal Banking:
Residential mortgage loans	$3,312,368	—	11,700	—	—	3,324,068
Home equity loans	1,176,187	—	4,299	—	—	1,180,486
Consumer loans	2,074,869	—	5,189	—	—	2,080,058
Total Personal Banking	6,563,424	—	21,188	—	—	6,584,612
Commercial Banking:
Commercial real estate loans	2,682,766	130,879	213,993	—	—	3,027,638
Commercial loans	1,673,052	47,400	21,662	—	—	1,742,114
Total Commercial Banking	4,355,818	178,279	235,655	—	—	4,769,752
Total loans	$10,919,242	178,279	256,843	—	—	11,354,364
At March 31, 2024
Personal Banking:
Residential mortgage loans	$3,370,307	—	12,541	—	—	3,382,848
Home equity loans	1,191,957	—	4,650	—	—	1,196,607
Consumer loans	2,113,050	—	5,317	—	—	2,118,367
Total Personal Banking	6,675,314	—	22,508	—	—	6,697,822
Commercial Banking:
Commercial real estate loans	2,714,857	131,247	182,424	—	—	3,028,528
Commercial loans	1,698,519	52,461	23,916	—	—	1,774,896
Total Commercial Banking	4,413,376	183,708	206,340	—	—	4,803,424
Total loans	$11,088,690	183,708	228,848	—	—	11,501,246
At December 31, 2023
Personal Banking:
Residential mortgage loans	$3,413,846	—	14,339	—	—	3,428,185
Home equity loans	1,223,097	—	4,761	—	—	1,227,858
Consumer loans	2,120,216	—	5,811	—	—	2,126,027
Total Personal Banking	6,757,159	—	24,911	—	—	6,782,070
Commercial Banking:
Commercial real estate loans	2,670,510	124,116	179,384	—	—	2,974,010
Commercial loans	1,637,879	6,678	14,172	—	—	1,658,729
Total Commercial Banking	4,308,389	130,794	193,556	—	—	4,632,739
Total loans	$11,065,548	130,794	218,467	—	—	11,414,809
At September 30, 2023
Personal Banking:
Residential mortgage loans	$3,459,251	—	13,512	—	—	3,472,763
Home equity loans	1,254,985	—	3,780	—	—	1,258,765
Consumer loans	2,150,464	—	4,655	—	—	2,155,119
Total Personal Banking	6,864,700	—	21,947	—	—	6,886,647
Commercial Banking:
Commercial real estate loans	2,632,472	123,935	166,610	—	—	2,923,017
Commercial loans	1,476,833	3,690	20,086	—	—	1,500,609
Total Commercial Banking	4,109,305	127,625	186,696	—	—	4,423,626
Total loans	$10,974,005	127,625	208,643	—	—	11,310,273
*    Includes $2.9 million, $2.5 million, $2.4 million, $7.8 million, and $6.9 million of acquired loans at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.
**    Includes $26.0 million, $24.3 million, $27.2 million, $20.3 million, and $28.9 million of acquired loans at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2024		*	June 30, 2024		*	March 31, 2024		*	December 31, 2023		*	September 30, 2023		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	16	$685	—%	12	$616	—%	351	$38,502	1.1%	307	$30,041	0.9%	6	$573	—%
Home equity loans	112	3,907	0.3%	104	3,771	0.3%	113	4,608	0.4%	121	5,761	0.5%	112	4,707	0.4%
Consumer loans	801	10,777	0.5%	742	10,372	0.5%	737	9,911	0.5%	896	11,211	0.5%	733	9,874	0.5%
Commercial real estate loans	21	5,919	0.2%	21	4,310	0.1%	25	6,396	0.2%	23	3,204	0.1%	22	3,411	0.1%
Commercial loans	34	3,260	0.2%	59	4,366	0.3%	62	3,091	0.2%	59	4,196	0.3%	52	2,847	0.2%
Total loans delinquent 30 days to 59 days	984	$24,548	0.2%	938	$23,435	0.2%	1,288	$62,508	0.5%	1,406	$54,413	0.5%	925	$21,412	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	75	$9,027	0.3%	70	$8,223	0.2%	3	$70	—%	69	$7,796	0.2%	56	$5,395	0.2%
Home equity loans	27	882	0.1%	35	1,065	0.1%	26	761	0.1%	37	982	0.1%	40	1,341	0.1%
Consumer loans	296	3,600	0.2%	295	3,198	0.2%	231	2,545	0.1%	322	3,754	0.2%	236	2,707	0.1%
Commercial real estate loans	11	7,643	0.3%	9	3,155	0.1%	5	807	—%	9	1,031	—%	13	1,588	0.1%
Commercial loans	19	753	—%	22	8,732	0.5%	27	1,284	0.1%	16	703	—%	15	981	0.1%
Total loans delinquent 60 days to 89 days	428	$21,905	0.2%	431	$24,373	0.2%	292	$5,467	—%	453	$14,266	0.1%	360	$12,012	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	52	$5,370	0.2%	53	$5,553	0.2%	50	$5,813	0.2%	70	$7,995	0.2%	79	$7,695	0.2%
Home equity loans	67	2,558	0.2%	51	2,506	0.2%	71	2,823	0.2%	81	3,126	0.3%	73	2,206	0.2%
Consumer loans	402	3,983	0.2%	358	3,012	0.1%	398	3,345	0.2%	440	3,978	0.2%	357	3,020	0.1%
Commercial real estate loans	13	6,167	0.2%	19	6,034	0.2%	22	6,931	0.2%	27	6,712	0.2%	27	8,416	0.3%
Commercial loans	85	14,484	0.8%	72	3,385	0.2%	62	3,421	0.2%	53	2,780	0.2%	39	2,472	0.2%
Total loans delinquent 90 days or more	619	$32,562	0.3%	553	$20,490	0.2%	603	$22,333	0.2%	671	$24,591	0.2%	575	$23,809	0.2%

Total loans delinquent	2,031	$79,015	0.7%	1,922	$68,298	0.6%	2,183	$90,308	0.8%	2,530	$93,270	0.8%	1,860	$57,233	0.5%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $0.2 million, $0.1 million, $0.4 million, $0.6 million, and $1.4 million at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Beginning balance	$125,070	124,897	125,243	124,841	124,423
Provision	5,727	2,169	4,234	3,801	3,983
Charge-offs residential mortgage	(255)	(252)	(162)	(266)	(171)
Charge-offs home equity	(890)	(237)	(412)	(133)	(320)
Charge-offs consumer	(3,560)	(2,561)	(4,573)	(3,860)	(3,085)
Charge-offs commercial real estate	(475)	(500)	(349)	(742)	(484)
Charge-offs commercial	(1,580)	(1,319)	(1,163)	(806)	(1,286)
Recoveries	1,776	2,873	2,079	2,408	1,781
Ending balance	$125,813	125,070	124,897	125,243	124,841
Net charge-offs to average loans, annualized	0.18%	0.07%	0.16%	0.12%	0.13%

	Nine months ended September 30,
	2024	2023
Beginning balance	$125,243	118,036
ASU 2022-02 Adoption	—	426
Provision	12,130	14,863
Charge-offs residential mortgage	(669)	(923)
Charge-offs home equity	(1,539)	(719)
Charge-offs consumer	(10,694)	(8,591)
Charge-offs commercial real estate	(1,324)	(1,624)
Charge-offs commercial	(4,062)	(3,360)
Recoveries	6,728	6,733
Ending balance	$125,813	124,841
Net charge-offs to average loans, annualized	0.14%	0.10%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,286,316	31,537	3.84%	$3,342,749	32,182	3.85%	$3,392,524	32,674	3.85%	$3,442,308	32,739	3.80%	$3,476,446	32,596	3.75%
Home equity loans	1,166,866	17,296	5.90%	1,183,497	17,303	5.88%	1,205,273	17,294	5.77%	1,238,420	17,590	5.64%	1,264,134	17,435	5.47%
Consumer loans	1,955,988	26,034	5.29%	2,048,396	26,334	5.17%	2,033,620	25,033	4.95%	2,055,783	24,667	4.76%	2,092,023	23,521	4.46%
Commercial real estate loans	2,995,032	47,473	6.31%	3,023,762	45,658	5.97%	2,999,224	43,425	5.73%	2,950,589	43,337	5.75%	2,911,145	41,611	5.59%
Commercial loans	1,819,400	34,837	7.62%	1,770,345	33,229	7.43%	1,714,667	31,857	7.35%	1,564,617	28,801	7.20%	1,447,211	26,239	7.09%
Total loans receivable (a) (b) (d)	11,223,602	157,177	5.57%	11,368,749	154,706	5.47%	11,345,308	150,283	5.33%	11,251,717	147,134	5.19%	11,190,959	141,402	5.01%
Mortgage-backed securities (c)	1,735,728	10,908	2.51%	1,734,085	9,426	2.17%	1,717,306	7,944	1.85%	1,741,687	7,951	1.83%	1,781,010	8,072	1.81%
Investment securities (c) (d)	263,127	1,504	2.29%	287,262	1,316	1.83%	333,752	1,430	1.71%	335,121	1,425	1.70%	336,125	1,431	1.70%
FHLB stock, at cost	20,849	394	7.51%	25,544	498	7.84%	32,249	607	7.57%	35,082	665	7.52%	37,722	668	7.03%
Other interest-earning deposits	173,770	2,312	5.29%	135,520	1,791	5.23%	61,666	832	5.34%	71,987	970	5.27%	67,143	915	5.33%
Total interest-earning assets	13,417,076	172,295	5.11%	13,551,160	167,737	4.98%	13,490,281	161,096	4.80%	13,435,594	158,145	4.67%	13,412,959	152,488	4.51%
Noninterest-earning assets (e)	934,593			907,432			918,331			893,426			966,364
Total assets	$14,351,669			$14,458,592			$14,408,612			$14,329,020			$14,379,323
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,151,933	6,680	1.23%	$2,144,278	5,957	1.12%	$2,122,035	5,036	0.95%	$2,102,320	4,045	0.76%	$2,116,759	2,695	0.51%
Interest-bearing demand deposits (g)	2,567,682	7,452	1.15%	2,555,863	6,646	1.05%	2,538,823	5,402	0.86%	2,573,634	4,921	0.76%	2,569,229	4,086	0.63%
Money market deposit accounts (g)	1,966,684	9,170	1.85%	1,957,990	8,601	1.77%	1,961,332	7,913	1.62%	1,997,116	7,446	1.48%	2,112,228	6,772	1.27%
Time deposits (g)	2,830,737	30,896	4.34%	2,832,720	31,550	4.48%	2,697,983	29,335	4.37%	2,447,335	24,187	3.92%	2,164,559	18,136	3.32%
Borrowed funds (f)	220,677	2,266	4.09%	323,191	3,662	4.56%	469,697	5,708	4.89%	548,089	6,826	4.94%	643,518	7,937	4.89%
Subordinated debt	114,396	1,148	4.01%	114,308	1,148	4.02%	114,225	1,148	4.02%	114,134	1,148	4.02%	114,045	1,148	4.03%
Junior subordinated debentures	129,727	2,467	7.56%	129,663	2,449	7.47%	129,597	2,459	7.51%	129,532	2,512	7.59%	129,466	2,456	7.42%
Total interest-bearing liabilities	9,981,836	60,079	2.39%	10,058,013	60,013	2.40%	10,033,692	57,001	2.28%	9,912,160	51,085	2.04%	9,849,804	43,230	1.74%
Noninterest-bearing demand deposits (g)	2,579,775			2,595,511			2,567,781			2,675,788			2,757,091
Noninterest-bearing liabilities	217,161			263,634			257,269			234,177			257,141
Total liabilities	12,778,772			12,917,158			12,858,742			12,822,125			12,864,036
Shareholders’ equity	1,572,897			1,541,434			1,549,870			1,506,895			1,515,287
Total liabilities and shareholders’ equity	$14,351,669			$14,458,592			$14,408,612			$14,329,020			$14,379,323
Net interest income/Interest rate spread FTE		112,216	2.72%		107,724	2.58%		104,095	2.52%		107,060	2.63%		109,258	2.77%
Net interest-earning assets/Net interest margin FTE	$3,435,240		3.33%	$3,493,147		3.20%	$3,456,589		3.10%	$3,523,434		3.16%	$3,563,155		3.23%
Tax equivalent adjustment (d)		914			883			857			758			890
Net interest income, GAAP basis		111,302			106,841			103,238			106,302			108,368
Ratio of interest-earning assets to interest-bearing liabilities	1.34X			1.35X			1.34X			1.36X			1.36X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 1.78%, 1.76%, 1.61%, 1.37%, and 1.07%, respectively, and average cost of Interest-bearing deposits were 2.27%, 2.24%, 2.06%, 1.77%, and 1.40%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2024			2023
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,340,332	96,392	3.85%	$3,485,130	97,090	3.71%
Home equity loans	1,185,145	51,893	5.85%	1,273,878	50,467	5.30%
Consumer loans	2,012,461	77,401	5.14%	2,119,717	66,977	4.22%
Commercial real estate loans	3,005,966	136,556	6.07%	2,857,555	117,074	5.40%
Commercial loans	1,768,325	99,923	7.55%	1,312,750	67,465	6.78%
Loans receivable (a) (b) (d)	11,312,229	462,165	5.46%	11,049,030	399,073	4.83%
Mortgage-backed securities (c)	1,729,064	28,278	2.18%	1,849,567	24,935	1.80%
Investment securities (c) (d)	294,598	4,251	1.92%	364,956	4,909	1.79%
FHLB stock, at cost	26,195	1,499	7.64%	40,945	2,202	7.19%
Other interest-earning deposits	124,037	4,935	5.31%	64,560	1,931	4.00%
Total interest-earning assets	13,486,123	501,128	4.96%	13,369,058	433,050	4.33%
Noninterest-earning assets (e)	919,969			880,799

Total assets	$14,406,092			$14,249,857

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits (g)	$2,139,461	17,673	1.10%	$2,163,564	4,777	0.30%
Interest-bearing demand deposits (g)	2,554,172	19,501	1.02%	2,550,433	6,684	0.35%
Money market deposit accounts (g)	1,962,019	25,684	1.75%	2,246,422	17,289	1.03%
Time deposits (g)	2,787,306	91,780	4.40%	1,733,428	35,993	2.78%
Borrowed funds (f)	337,427	11,636	4.61%	740,011	26,077	4.71%
Subordinated debt	114,310	3,444	4.02%	113,958	3,444	4.03%
Junior subordinated debentures	129,662	7,375	7.60%	129,401	6,889	7.02%
Total interest-bearing liabilities	10,024,357	177,093	2.36%	9,677,217	101,153	1.40%
Noninterest-bearing demand deposits (g)	2,581,018			2,822,178
Noninterest-bearing liabilities	245,917			239,034

Total liabilities	12,851,292			12,738,429

Shareholders’ equity	1,554,800			1,511,428

Total liabilities and shareholders’ equity	$14,406,092			$14,249,857

Net interest income/Interest rate spread		324,035	2.60%		331,897	2.93%

Net interest-earning assets/Net interest margin	$3,461,766		3.21%	$3,691,841		3.32%

Tax equivalent adjustment (d)		2,654			2,516
Net interest income, GAAP basis		321,381			329,381

Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.38X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.72% and 0.75%, respectively and average cost of Interest-bearing deposits were 2.19% and 1.00%, respectively.